Exhibit 4.2

                     INTELLECTUAL PROPERTY SECURITY AGREEMENT
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THIS  INTELLECTUAL  PROPERTY  SECURITY  AGREEMENT (the "Agreement"), dated as of
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August  31,  2006, is made by TRINITY WORKPLACE LEARNING CORPORATION, a Delaware corporation  ("Grantor"),  in  favor  of  LAURUS  MASTER  FUND, LTD. ("Laurus").
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WHEREAS, pursuant to that certain Security Agreement dated as of the date hereof by and between Grantor, certain other companies party thereto and Laurus (as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"), Laurus has agreed to provide financial accommodations to
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Grantor  and  certain  of  its  subsidiaries;

WHEREAS, Laurus is willing to enter into the Security Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Laurus this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

Section  1.     DEFINED  TERMS.
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(a)     When  used herein the following terms shall have the following meanings:

"Copyrights"  means  all copyrights arising under the laws of the United States,
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any  other  country  or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

"Copyright Licenses" means all written agreements naming any Grantor as licensor
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or  licensee,  granting  any  right  under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

"General  Intangibles"  shall have the meaning provided thereto in Section 9-102
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of  the  UCC,  as  amended,  restated  or  otherwise modified from time to time.

"Obligations" shall have the meaning provided thereto in the Security Agreement.
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"Patents"  means  (a) all letters patent of the United States, any other country
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or  any  political  subdivision thereof, and all reissues and extensions of such letters patent, (b) all applications for letters patent of the United States or any other county and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

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"Patent  Licenses"  means all agreements, whether written or oral, providing for
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the  grant  by  or  to  any Grantor of any right to manufacture, use or sell any invention  covered  in  whole  or  in  part  by  a  Patent.

"Trademarks"  means  (a)  all trademarks, trade names, corporate names, business
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names,  fictitious business names, trade styles, services marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, or otherwise, and all common-law rights thereto, and (b) the right to obtain all renewals thereof.

"Trademark  Licenses"  means,  collectively,  each agreement, whether written or
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oral,  providing  for  the  grant  by  or to any Grantor of any right to use any
Trademark.

"UCC"  shall have the meaning provided thereto in the Master Security Agreement.
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(b)     All  capitalized  terms  used  but not otherwise defined herein have the meanings  given  to  them  in  the  Security  Agreement.

Section  2.     GRANT  OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL.
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To  secure the complete and timely payment of all the Obligations of the Grantor now or hereafter existing from time to time, Grantor hereby grants to Laurus a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Collateral"):
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(a)     all  of its Patents and Patent Licenses to which it is a party including those  referred  to  on  Schedule  I  hereto;
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(b)     all  of  its  Trademarks  and  Trademark Licenses to which it is a party including  those  referred  to  on  Schedule  II  hereto;
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(c)     all  of  its  Copyrights  and  Copyright Licenses to which it is a party including  those  referred  to  on  Schedule  III  hereto;
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(d)     all  reissues,  continuations  or  extensions  of  the  foregoing;

(e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark

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or  Trademark  licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

Section  3.     REPRESENTATIONS AND WARRANTIES.  Grantor represents and warrants
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that  Grantor  does not have any interest in, or title to, any Patent, Trademark or  Copyright  except  as set forth in Schedule I, Schedule II and Schedule III,
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respectively,  hereto.  Grantor's  Patents,  Trademarks and Copyrights are valid and enforceable, are solely owned by Grantor and there is no claim that the use of any of them violates the rights of any third person. This Agreement is effective to create a valid and continuing lien on and perfected security interests in favor of Laurus in all of Grantor's Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Laurus' Lien on each Grantor's Patents, Trademarks and Copyrights shall have been duly taken.

Section  4.     COVENANTS.  Grantor  covenants  and agrees with Laurus that from
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and  after  the  date  of  this  Agreement:

(a) Grantor shall notify Laurus immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark
Office, the United States Copyright Office or any similar office or agency without giving Laurus prior written notice thereof, and, upon request of Laurus, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Laurus) to evidence Laurus' lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(c) Grantor shall take all actions necessary or requested by Laurus to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

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(d)     In  the  event  that  any  of  the  Collateral  is  infringed  upon,  or misappropriated or diluted by a third party, Grantor shall notify Laurus promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Laurus shall deem appropriate under the circumstances to protect such Collateral.

Section  5.     SECURITY  AGREEMENT.  The security interests granted pursuant to
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this Agreement are granted in conjunction with the security interests granted to
Laurus by Grantor pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Laurus with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section  6.     REINSTATEMENT.  This  Agreement  shall  remain in full force and
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effect  and  continue to be effective should any petition be filed by or against
Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section  7.     INDEMNIFICATION.  (A)  Grantor  assumes  all  responsibility and
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liability  arising from the use of the Patents, Trademarks and/or Copyrights and
Grantor hereby indemnifies and holds Laurus harmless from and against any claim, suit, loss, damage or expense (inclu-ding reasonable attorneys' fees) arising out of Grantor's operations of its business from the use of the Patents, Trademarks and/or Copyrights. (B) In any suit, proceeding or action brought by Laurus under any Patent License, Trademark License or Copyright License for any sum owing thereunder, or to enforce any provisions of such license, Grantor will indemnify and keep Laurus harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Laurus.

Section 8.     NOTICES.  Whenever it is provided herein that any notice, demand,
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request,  consent,  approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give

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and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.

Section 9.     TERMINATION OF THIS AGREEMENT.  Subject to Section 6 hereof, this
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Agreement  shall  terminate  upon payment in full in cash of all Obligations and irrevocable  termination  of  the  Security  Agreement.


                           [Signature Page to Follow]


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IN  WITNESS  WHEREOF,  Grantor  has  caused  this Intellectual Property Security
Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.



     TRINITY  WORKPLACE  LEARNING  CORPORATION



     By:____________________________
     Name:  Dennis  J.  Cagan
     Title:  Chief  Executive  Officer



ACCEPTED  and  ACKNOWLEDGED  by:

LAURUS  MASTER  FUND,  LTD.



By:
     Name:
     Title: